                                                                    EXHIBIT 4.2


                         FORM OF SUPPLEMENTAL INDENTURE

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of September __, 2002, among Gray Television, Inc. (f/k/a Gray Communications Systems, Inc.), a Georgia corporation (the "Company"), Gray MidAmerica Television, Inc., a Delaware corporation and a newly formed wholly-owned subsidiary of the Company (the "New Guarantor"), the Subsidiary Guarantors (as listed on the signature pages hereof) and Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company), a New York banking corporation, as trustee under the indenture referred to below (the "Trustee"). All capitalized terms used in this Supplemental Indenture that are defined in the Indenture, either directly or by reference therein, have the respective meanings assigned to them therein.

                                  WITNESSETH:

WHEREAS, the Company and the subsidiaries of the Company existing as such on December 15, 2001 (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of December 15, 2001, providing for the issuance of an aggregate principal amount of up to $280,000,000 of 9.25% Senior Subordinated Notes due 2011 (the "Notes");

WHEREAS, Section 2.16 of the Indenture provides that the Company may, from time to time, without the consent of the Holders, create and issue, pursuant to the Indenture, Additional Notes;

WHEREAS, the Company intends to issue Additional Notes that will be registered under the Securities Act;

WHEREAS, Sections 2.16 and 9.01(a) of the Indenture permit the making by the Company, the Subsidiary Guarantors and the Trustee of certain amendments and supplements to the Indenture with respect to the issuance of Additional Notes without the consent of any Holder;

WHEREAS, Section 4.17 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all of the Company's obligations under the Notes pursuant to a Guarantee on the terms and conditions set forth herein;

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture to add the New Guarantor pursuant to Section 4.17 of the Indenture; and

WHEREAS, the Company, the New Guarantor and each of the Subsidiary Guarantors have duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture (when executed by each of them) a valid and binding agreement of the Company, the New Guarantor and the Subsidiary Guarantors have been done and performed;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the New Guarantor, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

         1. Amendment to Section 1.01. Pursuant to the terms and provisions of Section 9.01(a) of the Indenture, Section 1.01 of the Indenture is hereby amended to replace the definitions of "Company" and "Trustee" with the following respective definitions:

         "Company" means Gray Television, Inc. (f/k/a Gray Communications Systems, Inc.), a Georgia corporation, unless and until a successor replaces it in accordance with Article V and thereafter means such successor.

         "Trustee" means Deutsche Bank Trust Company Americas (f/k/a Bankers Trust Company) until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor.

In addition, all references in the Indenture, and the Exhibits thereto, to Gray Communications Systems, Inc. and Bankers Trust Company hereafter shall be deemed to be references to Gray Television, Inc. and Deutsche Bank Trust Company Americas, respectively.

         2. Amendment to Section 2.16. Pursuant to the terms and provisions of Sections 2.16 and 9.01(a) of the Indenture, Section 2.16 of the Indenture is hereby amended and restated in its entirety to read as follows:

                  "Section 2.16 Additional Notes. The Company may, from time to time, subject to compliance with any other applicable provisions of this Indenture (including, without limitation, the covenant under Section 4.07), without the consent of the Holders, create and issue pursuant to this Indenture Additional Notes having terms and conditions set forth in Exhibit A identical to those of other Notes, except that Additional Notes:

                           (i)      may have a different issue date from other
Notes;

                           (ii)     may have a different amount of interest
payable on the first interest payment date after issuance than is payable on other Notes;

                           (iii)    may have terms specified in the Additional
Note Board Resolution or Additional Note Supplemental Indenture for such Additional Notes making appropriate adjustments to this Article II and Exhibit A (and related definitions) applicable to such Additional Notes in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any outstanding Notes (other than such Additional Notes) (which such adjustments, for the avoidance of doubt, may include, without limitation, the removal of any legend not required by the Securities Act (or other applicable securities laws), and related conforming changes, as a result of the issuance of such Additional Notes in an offering registered with the Commission); and

                           (iv)     may entitle the Holders thereof to
liquidated damages as provided in Section 2.15 not applicable to Holders of other outstanding Notes and may not entitle the Holders thereof to such liquidated damages applicable to Holders of other outstanding Notes."

         3. Amendment to Section 12.02. Pursuant to the terms and provisions of Section 9.01(a) of the Indenture, Section 12.02 of the Indenture is hereby amended to provide a new address for the Trustee as follows:

                  Deutsche Bank Trust Company Americas
                  c/o DB Services New Jersey, Inc.
                  100 Plaza One
                  Mail Stop JCY03-0603
                  Jersey City, New Jersey 07311
                  Attention:  Corporate Trust and Agency Services
                  Facsimile:  (201) 593-6443

         4. Amendment to Appendix A. Pursuant to the terms and provisions of Section 9.01(a) of the Indenture, Section 2.3(e) of Appendix A to the Indenture is hereby amended and restated in its entirety to read as follows:

"(e)     Legend.

                  (i)      Except as permitted by the following paragraphs
         (ii), (iii), (iv) or (vii), each Note certificate evidencing the Global Notes and the Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION."

                  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE

         DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH
         NOTE), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
         (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Note evidencing a Global Note offered and sold to QIBs pursuant to Rule 144A shall bear a legend in substantially the following form:

                  "EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER."

Each Definitive Note shall bear the following additional legend:

                  "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

                  (ii) Upon any sale or transfer of a Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and shall rescind any restriction on the transfer of such Transfer Restricted Note if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Note).

                  (iii) After a transfer of any Initial Notes, Additional Notes or Private Exchange Notes during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes, Additional Notes or Private Exchange Notes, as the case may be, all requirements pertaining to the Restricted Notes Legend on such Initial Notes, Additional Notes or Private Exchange Notes shall cease to apply and the requirements that any such Initial Notes, Additional Notes or Private Exchange Notes be issued in global form shall continue to apply.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes (or Additional Notes) pursuant to which Holders of such Notes are offered Exchange Notes in exchange for their Notes, all requirements pertaining to such Initial Notes (or Additional Notes) that such Notes be issued in global form shall continue to apply, and Exchange Notes in global form without the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes (or such Additional Notes) in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Notes (or Additional Notes) pursuant to which Holders of such Notes are offered Private Exchange Notes in exchange for their Notes, all requirements pertaining to such Initial Notes (or such Additional Notes) that such Notes be issued in global form shall continue to apply, and Private Exchange Notes in global form bearing the Restricted Notes Legend shall be available to Holders that exchange such Initial Notes (or such Additional Notes) in such Private Exchange.

                  (vi) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Note (or Additional Note) acquired pursuant to Regulation S, all requirements that such Initial Note (or such Additional Note) bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Initial Note (or such Additional Note) be issued in global form shall continue to apply.

                  (vii) Upon the issuance of Additional Notes in an offering registered with the Commission, all requirements pertaining to such Additional Notes that such Additional Notes be issued bearing the Restricted Notes Legend shall not apply, and, furthermore, such Additional Notes so registered and issued may be issued in global form in the form of Exhibit A hereto."

         5. Amendment to Exhibit A. Pursuant to the terms and provisions of Sections 2.16 and 9.01(a) of the Indenture, Exhibit A to the Indenture is hereby amended and restated in its entirety to read as set forth in Exhibit 1 attached hereto.

         6. Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with the Existing Guarantors, to unconditionally guarantee the Company's obligations under the Notes on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes to the same extent as the Existing Guarantors.

         7. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, and by its execution hereof, each Existing Guarantor hereby confirms its obligations under the Indenture and the guarantee of the Notes. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Note heretofore or hereafter authenticated and delivered shall be bound hereby.

         8. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         9. Trustee's Assumption; Trustee Makes No Representation. The Trustee assumes no duties, responsibilities or liabilities under this Supplemental Indenture other than as set forth in the Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the amendment to the Indenture as provided herein.

         10. Compliance with TIA. The Company represents and warrants that, upon execution, this Supplemental Indenture shall comply with the TIA, as in effect on the date hereof.

         11. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall constitute the same agreement.

         12. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                           GRAY TELEVISION, INC.



                           By
                             --------------------------------------------------
                             Name:
                             Title:


                           GRAY MIDAMERICA TELEVISION, INC.


                           By
                             --------------------------------------------------
                             Name:
                             Title:

                           THE SUBSIDIARY GUARANTORS:


                           THE ALBANY HERALD PUBLISHING COMPANY, INC.
                           POST-CITIZEN MEDIA, INC.
                           GRAY COMMUNICATIONS OF INDIANA, INC.
                           WEAU-TV, INC.
                           WVLT-TV, INC.
                           WRDW-TV, INC.
                           WITN-TV, INC
                           GRAY KENTUCKY TELEVISION, INC.
                           GRAY COMMUNICATIONS OF TEXAS, INC.
                           GRAY COMMUNICATIONS OF TEXAS - SHERMAN, INC.
                           GRAY TRANSPORTATION COMPANY, INC.
                           GRAY REAL ESTATE AND DEVELOPMENT CO.
                           GRAY FLORIDA HOLDINGS, INC.
                           KOLN/KGIN, INC.
                           WEAU LICENSEE CORP.
                           KOLN/KGIN LICENSE, INC.
                           WJHG LICENSEE CORP.
                           WCTV LICENSEE CORP.
                           WVLT LICENSEE CORP.
                           WRDW LICENSEE CORP.
                           WITN LICENSEE CORP.
                           WKYT LICENSEE CORP.
                           WYMT LICENSEE CORP.
                           KWTX-KBTX LICENSEE CORP.
                           KXII LICENSEE CORP.
                           GRAY TELEVISION MANAGEMENT, INC.
                           GRAY MIDAMERICA HOLDINGS, INC.
                           GRAY PUBLISHING, INC.
                           GRAY DIGITAL, INC.
                           KWTX-KBTX LP CORP.
                           KXII LP CORP.
                           PORTA-PHONE PAGING LICENSEE CORP.
                           KXII L.P.
                           KWTX - KBTX L.P.
                           LYNQX COMMUNICATIONS, INC.

                           For each of the above:


                           By:
                              -------------------------------------------------
                              Name:
                              Title:

                           DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee


                           By
                             --------------------------------------------------
                             Name:
                             Title:

                                        Exhibit 1 to the Supplemental Indenture

                                                                      EXHIBIT A


                       [FORM OF FACE OF ADDITIONAL NOTE]

                             [Global Notes Legend]


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. N-                                                          $

                    9.25% Senior Subordinated Note due 2011

                                                            CUSIP No. 389375AA4

Gray Television, Inc., a Georgia corporation, promises to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Note attached hereto on December 15, 2011.

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

Dated:


                           GRAY TELEVISION, INC.


                           By
                             --------------------------------------------------
                             Name:
                             Title:


                           By
                             --------------------------------------------------
                             Name:
                             Title:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the 9.25% Senior Subordinated Notes due 2011 referred to in the Indenture.

Dated:


                           DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee


                           By
                             --------------------------------------------------
                                            Authorized Signatory

                   [FORM OF REVERSE SIDE OF ADDITIONAL NOTE]

                    9.25% Senior Subordinated Note Due 2011

         1.       Interest

Gray Television, Inc., a Georgia corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on June 15 or December 15 of each year (or if such day is not a Business Day, on the next succeeding Business Day) commencing on December 15, 2002. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid or duly provided for, from June 15, 2002 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay cash interest on overdue principal at the rate borne by the Notes plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         2.       Method of Payment

The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal, premium and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

         3.       Paying Agent and Registrar

The Company initially appoints Deutsche Bank Trust Company Americas, a New York banking corporation (the "Trustee"), as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes. If the Company fails to appoint or maintain a Registrar and/or Paying Agent, the Trustee shall act as such.

         4.       Indenture

The Company issued the Notes under an Indenture, dated as of December 15, 2001 (the "Indenture"), among the Company, the subsidiaries of the Company, as guarantors (the "Subsidiary Guarantors"), and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Capitalized terms used herein and not defined herein have the meanings assigned thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Notes are senior subordinated unsecured obligations of the Company limited to $280,000,000 aggregate principal amount at any one time outstanding (subject to Section 2.07 of the Indenture). This Note is one of the Additional Notes referred to in the Indenture. The Notes include the Initial Notes, Additional Notes and any Exchange Notes and Private Exchange Notes issued in exchange for Initial Notes or Additional Notes. The Initial Notes, Additional Notes, Exchange Notes and Private Exchange Notes are treated as a single class of notes under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by Subsidiaries, enter into or permit certain transactions with Affiliates and Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of the property of the Company.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors jointly and severally, unconditionally guarantee the Obligations of the Company under the Indenture and the Notes on a senior subordinated basis pursuant to the terms of the Indenture.

         5.       Optional Redemption

Except as described below in this Section 5, the Notes are not redeemable at the Company's option prior to December 15, 2006. On and after such date, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below, plus accrued and unpaid interest to the date fixed for redemption, if redeemed during the twelve-month period beginning on December 15, of the years indicated below.


                           YEAR                                  PERCENTAGE

2006.....................................................         104.625%
2007.....................................................         103.083%
2008.....................................................         101.542%
2009 and thereafter......................................         100.000%

Notwithstanding the foregoing, at any time prior to December 15, 2004, the Company may, at its option, use the net proceeds of one or more Public Equity Offerings to redeem up to 35% of the aggregate principal amount of the Notes originally issued at a redemption price equal to 109.250% of the principal amount thereof, together with accrued and unpaid interest to the date fixed for redemption; provided, however, that at least $117.0 million in aggregate principal amount of the Notes remains outstanding immediately after any such redemption.

At any time prior to December 15, 2006, the Notes may be redeemed as a whole but not in part at the option of the Company, upon not less than 30 or more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Make Whole Premium as of, and accrued but unpaid interest, if any, to, the redemption date, subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date.

"Make Whole Premium" means with respect to a Note at any redemption date, the greater of (i) 1.0% of the principal amount of such Note or (ii) the excess of
(A) the present value of (1) the redemption price of such Note at December 15, 2006 (such redemption price being set forth in the table above) plus (2) all required interest payments due on such Note through December 15, 2006, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the then-outstanding principal amount of such Note.

"Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data) most nearly equal to the period from the redemption date to December 15, 2006; provided, however, that if the period from the redemption date to December 15, 2006 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2006 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         6.       Sinking Fund

The Notes are not subject to any sinking fund.

         7.       Notice of Redemption

Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes that are to be redeemed at his or her registered address. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in whole multiples of $1,000 of principal amount. If money sufficient to pay the redemption price of and accrued and unpaid interest and liquidated damages, if any, on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the

Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

         8. Repurchase of Notes at the Option of Holders upon Change of Control

Upon a Change of Control, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Company to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount on the Change of Control Purchase Date, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

         9.       Subordination

The Notes are subordinated to Senior Debt. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. The Company and each Subsidiary Guarantor agrees, and each Holder by accepting a Note agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

         10.      Denominations; Transfer; Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

         11.      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

         12.      Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

         13.      Discharge and Defeasance

Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

         14.      Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes) and (ii) any existing Default or Event of Default or noncompliance with any provision of the Indenture or the Notes may be waived with the consent of Holders of at least a majority in principal amount of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes to:
(i) cure any ambiguity, defect or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of the Company's obligations to the Holders in the event of any Disposition involving the Company that is permitted under Article V of the Indenture in which the Company is not the Surviving Person; (iv) make any change that would provide any additional rights or benefits to Holders or does not adversely affect the interests of any Holder; (v) comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; (vi) add additional Subsidiary Guarantors pursuant to Section 4.17 of the Indenture; (vii) provide for the issuance of Exchange Notes or Private Exchange Notes, subject to the provisions of the Indenture; or (viii) provide for the issuance of Additional Notes as permitted by Section 2.16 of the Indenture.

         15.      Defaults and Remedies

If any Event of Default (other than an Event of Default specified under Section 6.01(a)(ix) or (x) of the Indenture with respect to the Company or any Subsidiary Guarantor) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may, and the Trustee at the request of such Holders shall, declare all the Notes to be due and payable immediately. In the case of any Event of Default arising from the events specified in Section 6.01(a)(ix) or (x) of the Indenture with respect to the Company or any Subsidiary Guarantor occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or Notice. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (1) the Holder gives to the Trustee notice of a continuing Event of Default; (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a request to the Trustee to pursue the remedy; (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (5) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it by the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or would involve the Trustee in personal liability.

         16.      Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. However, if the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

         17.      No Recourse Against Others

No director, officer, employee, incorporator or stockholder, of the Company or any Subsidiary Guarantor shall have any liability for any obligation of the Company or any Subsidiary Guarantor under the Indenture, the Notes or the Subsidiary Guarantees. Each Holder, by accepting a Note (including Subsidiary Guarantees), waives and releases such Persons from all such liability and such waiver and release are part of the consideration for the issuance of the Notes.

         18.      Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

         19.      Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

         20.      GOVERNING LAW

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         21.      CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

                                ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to


------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:                               Your Signature:
     ------------------                            ----------------------------

-------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Note. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                        [TO BE ATTACHED TO GLOBAL NOTES]

               SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $100,000,000.00. The following increases or decreases in this Global Note have been made:


Date of           Amount of decrease in      Amount of increase in    Principal Amount of      Signature of
Exchange          Principal amount of        Principal Amount of      this                     authorized
                  this                       this                     Global Note following    signatory of Trustee
                  Global Note                Global Note              such decrease or         or Notes Custodian
                                                                      increase




                       OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to
Section 4.13 (Change of Control) or 4.14 (Limitation on Asset Sales) of the Indenture, check the box:

         Change of Control [ ]                        Asset Sales [ ]

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or 4.14 of the Indenture, state the principal amount:
$______________

Date:                               Your Signature:
     ------------------                            ----------------------------
                                                   (Sign exactly as your name
                                                   appears on the other side
                                                   of the Note)

Signature Guarantee:
                    -----------------------------------------------------------
                    Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                            FORM OF NOTATION ON NOTE
                        RELATING TO SUBSIDIARY GUARANTEE

Each Subsidiary Guarantor, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions of the Indenture that: (i) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other Obligations of the Company to the Holders or the Trustee under the Indenture and the Notes will be promptly paid in full, all in accordance with the terms of the Indenture and the Notes; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the Notes will be promptly paid in full when due in accordance with the terms of such extension or renewal, whether at stated maturity, by acceleration or otherwise.

The obligations of each Subsidiary Guarantor to the Holders of Notes and the Trustee pursuant to this guarantee and the Indenture are set forth in Article XI of the Indenture, to which reference is hereby made.

                                    THE SUBSIDIARY GUARANTORS:


                                    THE ALBANY HERALD PUBLISHING COMPANY, INC.
                                    POST-CITIZEN MEDIA, INC.
                                    GRAY COMMUNICATIONS OF INDIANA, INC.
                                    WEAU-TV, INC.
                                    WVLT-TV, INC.
                                    WRDW-TV, INC.
                                    WITN-TV, INC
                                    GRAY KENTUCKY TELEVISION, INC.
                                    GRAY COMMUNICATIONS OF TEXAS, INC.
                                    GRAY COMMUNICATIONS OF TEXAS - SHERMAN, INC.
                                    GRAY TRANSPORTATION COMPANY, INC.
                                    GRAY REAL ESTATE AND DEVELOPMENT CO.
                                    GRAY FLORIDA HOLDINGS, INC.
                                    KOLN/KGIN, INC.
                                    WEAU LICENSEE CORP.
                                    KOLN/KGIN LICENSE, INC.
                                    WJHG LICENSEE CORP.
                                    WCTV LICENSEE CORP.
                                    WVLT LICENSEE CORP.
                                    WRDW LICENSEE CORP.
                                    WITN LICENSEE CORP.
                                    WKYT LICENSEE CORP.
                                    WYMT LICENSEE CORP.
                                    KWTX-KBTX LICENSEE CORP.
                                    KXII LICENSEE CORP.
                                    GRAY TELEVISION MANAGEMENT, INC.
                                    GRAY MIDAMERICA HOLDINGS, INC.
                                    GRAY PUBLISHING, INC.
                                    GRAY DIGITAL, INC.
                                    KWTX-KBTX LP CORP.
                                    KXII LP CORP.
                                    PORTA-PHONE PAGING LICENSEE CORP.
                                    KXII L.P.
                                    KWTX - KBTX L.P.
                                    LYNQX COMMUNICATIONS, INC.
                                    GRAY MIDAMERICA TELEVISION, INC.

                                    For each of the above:



                                    By
                                      -----------------------------------------
                                      Name:
                                      Title: